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                                                                EXHIBIT 5.1

                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE (212) 735-3000
                               FAX (212) 735-2000



                                                       May 12, 1997

Culligan Water Technologies, Inc.
One Culligan Parkway
Northbrook, Illinois 60062

Ladies and Gentlemen:

          We have acted as special counsel to Culligan Water Technologies, Inc., a Delaware corporation ("Culligan"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed on the date hereof by Culligan with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance by Culligan of 3,466,667 shares (the "Shares") of its common stock, par value $.01 per share (together with the attached Rights to purchase Series A Junior Participating Preferred Stock, the "Common Stock"), pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of February 5, 1997 (the "Merger Agreement"), by and among Culligan, Culligan Water Company, Inc., a Delaware corporation and a wholly owned subsidiary of Culligan ("Culligan Merger Sub"), Ametek, Inc., a Delaware corporation ("Ametek"), and Ametek Aerospace Products, Inc., a Delaware corporation and a wholly owned subsidiary of Ametek. The Merger Agreement provides for the acquisition of Ametek by means of the merger (the "Merger") of Culligan Merger Sub with and into Ametek, with Ametek being the surviving corporation. The Registration Statement includes a joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to the securityholders of Ametek in connection with the approval of, among other things, the Merger Agreement.
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Culligan Water Technologies, Inc.
May 12, 1997
Page 2

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

          In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including: (i) the Registration Statement (including the Joint Proxy Statement/Prospectus); (ii) the Amended and Restated Certificate of Incorporation of Culligan filed as Exhibit 3.1 to the Registration Statement; (iii) the Amended and Restated By-laws of Culligan filed as Exhibit 3.2 to the Registration Statement; (iv) the Rights Agreement, dated as of September 13, 1996, between Culligan and First National Bank of Boston, as Rights Agent, filed as Exhibit 4.1 to the Registration Statement; (v) the Merger Agreement; (vi) resolutions of the Board of Directors of Culligan relating to the transactions contemplated by the Merger Agreement; (vii) a specimen certificate evidencing the Common Stock; and (viii) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than Culligan, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements
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Culligan Water Technologies, Inc.
May 12, 1997
Page 3

and representations of officers and other representatives of Culligan and others.

          For purposes of this opinion, we have assumed that prior to the issuance of the Shares (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), becomes effective; (ii) the Merger Agreement will be approved by the affirmative vote of the holders of a majority of outstanding shares of common stock, par value $.01 per share, of Ametek entitled to vote thereon; (iii) the Certificate of Merger which will give effect to the Merger will be duly filed with the Secretary of State of the State of Delaware; and (iv) the certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock and will conform to the specimen thereof examined by us.

          Members of our firm are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                       Very truly yours,

                       /s/ Skadden, Arps, Slate, Meagher & Flom LLP

                       Skadden, Arps, Slate, Meagher & Flom LLP